Exhibit 10.9

SECURITIES ESCROW AGREEMENT

THIS SECURITIES ESCROW AGREEMENT, dated as of         , 2012 (this “Agreement”), by and among HBC Acquisition Corp., a Delaware corporation (the “Company”), HBC Investors LP, a Texas limited partnership (the “Sponsor”), [independent directors holding shares] (together with the Sponsor, the “Initial Holders”), and Continental Stock Transfer & Trust Company (the “Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated        , 2012 (the “Underwriting Agreement”), with Citigroup Global Markets Inc. (the “Representative”), acting as representative of the several underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase in a public offering (the “IPO”) 10,000,000 units (not including the Underwriters’ over-allotment option) (the “Units”) of the Company’s securities, each Unit consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant (a “Warrant”), each Warrant entitling the holder to purchase one share of Common Stock, all as more fully described in the Company’s definitive Prospectus, dated        , 2012 (“Prospectus”), comprising part of the Company’s Registration Statement on Form S-1 (File No. 333-176703) under the Securities Act of 1933, as amended (the “Registration Statement”), declared effective on         , 2012 (the “Effective Date”);

WHEREAS, the Initial Holders have agreed, as a condition to the Underwriters’ obligation to purchase the Units pursuant to the Underwriting Agreement and to offer them to the public, to deposit a certain portion of their shares of Common Stock, as set forth opposite its name on Exhibit A attached hereto, consisting of [•] shares (up to [•] of which will be forfeited if the Underwriters’ over-allotment option is not exercised in full) (the “Escrow Securities”), in escrow with the Escrow Agent as hereinafter provided on the date of the closing of the IPO (the “Closing Date”); and

WHEREAS, the Company and the Initial Holders desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.

NOW THEREFORE, IT IS AGREED:

1.                                       Appointment of Escrow Agent.  The Company and the Initial Holders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement, and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2.                                       Deposit of Escrow Securities.  On or before the Closing Date, the Initial Holders shall deliver to the Escrow Agent certificates representing their respective Escrow Securities, in proper transfer order with Medallion guaranteed stock powers, to be held and disbursed subject to the terms and conditions of this Agreement.  The Initial Holders acknowledge and agree that the certificates representing the Escrow Securities will bear a legend to reflect the deposit of such Escrow Securities under this Agreement.

3.                                       Disbursement of the Escrow Securities.  The Escrow Agent shall hold each of the Escrow Securities until the termination of the Escrow Period (as defined below).  The “Escrow Period” shall be the period beginning on the date the certificates representing the Escrow Securities are deposited with the Escrow Agent and ending on the earlier of (x) such time as the last sales price of the Company’s Common Stock equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading-day period, or (y) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for consideration in cash, securities or other property which equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like); provided, however, that in the event neither (x) nor (y) has occurred within four years following the consummation of the Company’s initial business combination (the “Founder Earnout Deadline”), the Escrow Securities shall be forfeited.

On the termination date of the Escrow Period, the Escrow Agent shall, upon written instructions from the Company, disburse the Escrow Securities to the Initial Holders; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that (i) up to an aggregate of [73,171] of the Escrow Securities have been forfeited because the Underwriters did not exercise their over-allotment option in full or (ii) the Escrow Securities have been forfeited because neither (x) nor (y) above occurred on or before the Founder Earnout Deadline, then the Escrow Agent shall promptly destroy the certificates representing such forfeited Escrow Securities.  In addition, notwithstanding anything to the contrary contained herein, the Escrow Agent shall disburse the Escrow Securities to the Initial Holders upon being notified by the Company that the trust account into which substantially all of the proceeds of the IPO has been deposited as described in the Prospectus (the “Trust Account”) is being liquidated because the Company has been unable to consummate its initial business combination within the required time frame.  The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Securities in accordance with this Section 3.

4.                                       Rights of Initial Holders in Escrow Securities.

4.1                                 Voting Rights as a Stockholder.  Subject to the terms of the Insider Letters described in Section 4.4 hereof and except as herein provided, the Initial Holders shall retain all of their rights as stockholders of the Company during the Escrow Period, including, without limitation, the right to vote the Escrow Securities.

4.2                                 Dividends and Other Distributions in Respect of the Escrow Securities.  During the Escrow Period, all dividends payable in cash or in stock or other non-cash property (“Non-Cash Dividends”) with respect to the Escrow Securities shall be delivered to the Escrow Agent to hold in accordance with the terms hereof.  As used herein, the term “Escrow Securities” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3                                 Restrictions on Transfer.  During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Securities except (i) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any limited partners of the Sponsor, or any affiliates of the Sponsor, (ii) by gift to a member of one of the limited partners of the Sponsor’s immediate family or to a trust, the beneficiary of which is a member of one of the limited partners of the Sponsor’s immediate family, an affiliate of the Sponsor or to a charitable organization; (iii) by virtue of laws of descent and distribution upon death of one of the limited partners of the Sponsor; (iv) pursuant to a qualified domestic relations order; (v) by virtue of the laws of the state of Delaware or the Sponsor’s limited partnership agreement upon dissolution of the Sponsor; (vi) in the event of the Company’s liquidation prior to the Company’s completion of its initial business combination; or (vii) in the event of the Company’s completion of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company’s completion of the Company’s initial business combination; provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.  Even if transferred in accordance with this Section 4.3, the Escrow Securities will remain subject to this Agreement and may be released from escrow only in accordance with Section 3 hereof.  During the Escrow Period, the Sponsor shall not pledge or grant a security interest in the Escrow Securities or grant a security interest in its rights under this Agreement.  The Escrow Securities shall bear the legend provided on Exhibit B attached hereto.

4.4                                 Insider Letters.  Each Initial Holder has executed a letter agreement with the Representative and the Company, dated as of the Effective Date, that is filed as an exhibit to the Registration Statement (each an “Insider Letter”), which contains certain rights and obligations of such Initial Holder with respect to the Company, including, but not limited to, certain voting obligations in respect of the Escrow Securities.

5.                                       Concerning the Escrow Agent.

5.1                                 Good Faith Reliance.  The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent, which counsel may be company counsel), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons.  The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2                                 Indemnification.  The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action taken by it hereunder, action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent.  Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing.  In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered.  The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3                                 Compensation.  The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder, as set forth on Exhibit C hereto.  The Escrow Agent shall also be entitled to reimbursement from the Company for all reasonable expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4                                 Further Assurances.  From time to time on and after the date hereof, the Company and the Initial Holders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5                                 Resignation.  The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided.  Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company and approved by the Representative, which approval will not be unreasonably withheld, conditioned or delayed, the Escrow Securities held hereunder.  If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Securities with any court it reasonably deems appropriate in the State of New York.

5.6                                 Discharge of Escrow Agent.  The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7                                 Liability.  Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence, fraud or willful misconduct.

6.                                       Miscellaneous.

6.1                                 Governing Law.  This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York without reference to its principles of conflicts of law which would require the application of the laws of another jurisdiction.  Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such personal jurisdiction, which jurisdiction shall be exclusive.  Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

6.2                                 Entire Agreement.  This Agreement and the Insider Letters contain the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to be charged.  In connection with any proposed amendment, the Escrow Agent may request an opinion of the Company’s counsel as to the validity of the proposed amendment as a condition to its execution of said amendment.

6.3                                 Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.4                                 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representative, successors and assigns.

6.5                                 Notices.  Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by private national courier service, or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or by private national courier service, or, if mailed, four business days after the date of mailing, as follows:

if to the Escrow Agent, to:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven G. Nelson, Chairman and Frank A. DiPaolo, CFO
Fax No.: (212) 509-5150

if to the Company, to:

HBC Acquisition Corp.
3963 Maple Avenue, Suite 450
Dallas, Texas 75219
Attn: Peter S. Brodsky
Fax No.: (214) 855-2222

and a copy, which shall not constitute notice, to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York 10036
Attn: Bruce S. Mendelsohn, Esq.
Fax No.: (212) 872-1002

if to the Initial Holders, to the address set forth in Exhibit A hereto.

if the to the Underwriters, to:

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
Attn: General Counsel
Fax No.: (212) 816-7912

with a copy to:

Deanna L. Kirkpatrick, Esq.

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Fax No.: (212) 701-5800

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.6                                 Liquidation of Company; Forfeiture.  The Company shall give the Escrow Agent prompt written notification of (i) the liquidation of the Trust Account, (ii) forfeiture of up to an aggregate of [73,171] Escrow Securities held by the Initial Holders to the extent the Underwriters’ over-allotment option is not exercised in full, as further described in the Registration Statement or (iii) forfeiture of the Escrow Securities on the Founder Earnout Deadline.

6.7                                 Trust Account Waiver.  Notwithstanding anything herein to the contrary, the Escrow Agent has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future.  In the event the Escrow Agent has any Claim against the Company under this Agreement, the Escrow Agent shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the funds held in the Trust Account.

6.8                                 Third-Party Beneficiaries.  Each Initial Holder hereby acknowledges that the Underwriters, including, without limitation, the Representative, are third-party beneficiaries of this Agreement and this Agreement cannot be modified or changed without the prior written consent of the Representative.

6.9                                 Counterparts.  This Agreement may be executed in several counterparts each one of which shall constitute an original and may be delivered by facsimile transmission and together shall constitute one instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused the execution of this Agreement as of the date first above written.

HBC ACQUISITION CORP.

By:
	Name:	Peter S. Brodsky
	Title:	Co-Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

HBC INVESTORS LP

By:	HBC Investors GP LLC, its general partner

By:
	Name:	Peter S. Brodsky
	Title:	Manager

Name: [Independent Director Holding Shares]

Name: [Independent Director Holding Shares]

Name: [Independent Director Holding Shares]

Signature Page to Securities Escrow Agreement

EXHIBIT A

LIST OF INITIAL HOLDERS

Name	Escrow Securities

HBC Acquisition Corp. 3963 Maple Avenue, Suite 450 Dallas, Texas 75219 Attn: Peter S. Brodsky Fax No.: (214) 855-2222	[ ] shares (up to [ ] of which will be forfeited if the Underwriters’ over-allotment option is not exercised in full)

[Independent Director Holding Shares] [address]	[ ] shares (up to [ ] of which will be forfeited if the Underwriters’ over-allotment option is not exercised in full)

[Independent Director Holding Shares] [address]	[ ] shares (up to [ ] of which will be forfeited if the Underwriters’ over-allotment option is not exercised in full)

[Independent Director Holding Shares] [address]	[ ] shares (up to [ ] of which will be forfeited if the Underwriters’ over-allotment option is not exercised in full)

EXHIBIT B

LEGEND

The following legend shall be included on the certificates representing the Escrow Securities:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS, AND, SUBJECT TO ANY ADDITIONAL LIMITATIONS ON TRANSFER DESCRIBED IN THE SECURITIES ESCROW AGREEMENT BY AND AMONG HBC ACQUISITION CORP., (THE “COMPANY”), HBC INVESTORS LP AND THE OTHER PARTIES THERETO, MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND OTHER AGREEMENTS SET FORTH IN THE LETTER AGREEMENT DATED AS OF       , 2012 BY AND BETWEEN THE HOLDER AND THE COMPANY.”

EXHIBIT C

ESCROW AGENT FEES

$2,400 annually (payable in even monthly installments) for acting as escrow agent.

First year escrow agent fee to be paid on the Closing Date.